                                   EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT



                                                                                  STATE OF
                                                               PERCENTAGE OF    INCORPORATION
            PARENT                        SUBSIDIARY             OWNERSHIP     OR ORGANIZATION
-------------------------------  ----------------------------  -------------   ---------------
Cameron Financial Corporation    The Cameron Savings & Loan          100%          Federal
                                 Association, F.A.

The Cameron Savings & Loan       The Cameron Savings and             100%          Missouri
 Association, F.A.               Loan Service Corporation
